                                                                   EXHIBIT 10.27


                                AMENDMENT NO. 1
             TO PARTNERSHIP INTEREST AND SHARE PURCHASE AGREEMENT


        AMENDMENT NO. 1, dated as of December 12, 1997 ("AMENDMENT NO. 1"), to that certain Partnership Interest and Share Purchase Agreement, dated as of June 20, 1997 (the "AGREEMENT"), among TRIKON TECHNOLOGIES, INC., a California corporation (the "COMPANY"), SBIC PARTNERS, L.P., a Texas limited partnership, NORWEST EQUITY PARTNERS, V, a Minnesota Limited Liability Partnership, and R&M PARTNERS/CVD, G.P., a California general partnership (collectively, the "SELLERS").

                             W I T N E S S E T H :
                             -------------------

        WHEREAS, the parties to the Agreement, pursuant to Section 7.7 of the Agreement, desire to amend the Agreement; and

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Agreement pursuant to Section 7.7 of the Agreement as follows:

        SECTION 1.  Amendment to the Agreement.

        (a) Section 5.1(e) of the Agreement is hereby amended and restated as follows:

                (e) If the First Registration does not become effective on or prior to March 15, 1998 (the "Default Date"), the Company agrees to pay directly to the holders of the Shares, which payments shall be allocated pro rata among such holders, an amount equal to $2,500 per day for each day after the Default Date that the First Registration is not effective, with such amount payable within fifteen (15) days after the close of any calendar month during which such amount accrues. Provided that, if the First Registration is not effective by April 1, 1998 the Company shall pay the holders of the Shares, which payments shall be allocated pro rata among such holders, a one time payment of $337,500, which corresponds to an amount of $2,500 per day for the period November 1, 1997 through and including March 14, 1998. The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to the effectiveness of such First Registration shall be the liquidated damages set forth in this Section 5.1(e). Nothing shall preclude a holder of Shares, however, from pursuing or obtaining specific performance or other equitable relief with respect to any violation of this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 5.1(e) constitute a reasonable estimate of the damages that may be incurred by holders of Shares by reason of the failure of the First Registration to be declared effective no later than the Default Date.
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                                       2

        SECTION 2. Conditions Precedent.

        The respective obligations of the parties as contemplated by this Amendment No. 1 shall be subject to the conditions: (i) that the Company shall have made a one time payment to the holders of the Shares, which payment shall be allocated pro rata among such holders, in the amount of $225,000; and (ii) that the Company shall have paid the reasonable attorneys' fees incurred by the holders in connection with the Agreement through and including the date hereof, which amount shall not exceed $10,000.

        SECTION 3. Waiver of Inaccuracy in Agreement by Purchaser.

        (a) Pursuant to Section 7.7 of the Agreement, Sellers hereby expressly waive any breach of Section 5.1(e) of the Agreement occurring prior to the effectiveness hereof.

        (b) The waiver and agreement set forth in paragraph (a) of this section shall not be construed as a waiver of any other term or condition of this Agreement.

        SECTION 4. Reference to and Effect on the Agreement.

        (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 1 hereof.

        (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

        SECTION 5. Execution and Counterparts. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

        SECTION 6. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of California.

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                                      3

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the date first written above.

COMPANY:                        TRIKON TECHNOLOGIES, INC.
                                9255 Deering Avenue
                                Chatsworth, California 91311
                                Fax: (818) 886-8098


                                By:_________________________________
                                   Christopher Dobson
                                   Chief Executive Officer


SELLERS:                        SBIC PARTNERS, L.P.
                                201 Main Street, Suite 2302
                                Fort Worth, Texas 76102
                                Fax: (817) 338-2047

                                By:   Forest Binkley and Brown L.P.,
                                      General Partner

                                      By:  Forest Binkley and Brown Venture Co.,
                                           General Partner


                                           By:__________________________________
                                              Jeffrey J. Brown
                                              Office of the President


                   [Signatures continued on following page]
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                                     4


                  [Signatures continued from previous page]



                                        NORWEST EQUITY PARTNERS, V
                                        3000 Sand Hill Road
                                        Building 3, Suite 105
                                        Menlo Park, California 94205
                                        Fax: (415) 854-6652

                                        By:     Itasca Partners V, L.L.P.,
                                                General Partner



                                                By:
                                                   ----------------------------
                                                   Kevin G. Hall
                                                   Partner


                                        R&M PARTNERS/CVD, G.P.
                                        300 South Grand Avenue, Suite 2900
                                        Los Angeles, California 90071
                                        Fax: (213) 229-8550


                                        By:
                                           ------------------------------------
                                           Jeffrey L. DuRocher
                                           Partner